UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 30, 2015

Date of Earliest Event Reported: January 30, 2015

Calpian, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Change  in Registrant’s Certifying Accountant.

On January 30, 2015, Montgomery Coscia Greilich LLP (“Montgomery”) resigned as the independent registered public accounting firm of Calpian, Inc. (the “Company”), which resignation was ratified by the Company’s Board of Directors (the “Board”).

During the fiscal year ended December 31, 2013 and the transition fiscal years ended March 31, 2014 and March 31, 2013 and the subsequent interim periods through January 30, 2015, the date of resignation,  Montgomery’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2013 and the transition fiscal years ended March 31, 2014 and March 31, 2013, and the subsequent interim periods through January 30, 2015, the date of resignation (i) there were no disagreements between the Company and Montgomery on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Montgomery, would have caused Montgomery to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, except as discussed below.

Montgomery brought to the Board’s attention inconsistencies in documentation related to stock option grants dated September 24, 2014 under the Company’s existing employee stock option plan. The Board conducted an investigation using outside counsel to determine the source of inconsistencies. Management implemented new internal control procedures to ensure that inconsistencies would be eliminated in the future.  The matter was resolved to the satisfaction of the Board.  However, Montgomery is no longer willing to be associated with financial statements prepared by management.  The Board has authorized Montgomery to respond fully to the inquires of the successor auditor.

On January 30, 2015, the Company provided Montgomery with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Montgomery furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated January 30, 2015, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

On January 30, 2015, the Board authorized the engagement of Liggett, Vogt & Webb P.A. (“LVW”) as its independent registered public accounting firm for the Company’s fiscal year ending March 31, 2015.

During the fiscal year ended December 31, 2013 and the transition fiscal years ended March 31, 2014 and March 31, 2013 and the subsequent interim periods through January 30, 2015, the date of engagement of LVW, the Company did not consult with LVW regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Exhibit No.	Description

16.1	Letter from Montgomery dated January 30, 2015

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPIAN, INC.

Date: January 30, 2015	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer